UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     October 20, 2004

Kentucky Utilities Company

(Exact name of registrant as specified in its charter)

Kentucky and Virginia	1-3464	61-0247570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Quality Street, Lexington, Kentucky		40507-1428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (859) 255-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an off-balance sheet arrangement of a registrant.

On October 20, 2004, the Company completed a refinancing transaction regarding $50 million in existing pollution control indebtedness.  The original indebtedness, relating to the existing 5.75% Pollution Control Bond Series 9 due December 1, 2023 will be discharged on November 22, 2004 by the proceeds from the replacement indebtedness, relating to new Pollution Control Bond Series 17, due October 1, 2034, which will currently carry a variable, auction rate of interest.

As part of the refinancing, the County of Carroll, Kentucky (the “County”) has issued $50 million in new pollution control bonds (the “County Bonds”) relating to facilities at the Company’s Ghent generating plant.  Pursuant to a Loan Agreement dated October 1, 2004 (the “Loan Agreement”), the Company has borrowed from the County the proceeds from sale of the County Bonds.   Under the Loan Agreement, the Company has agreed to repay the loan by making principal, interest, premium payments or any purchase price payments as and when due with respect to the County Bonds.  The payment obligations of the Company under the Loan Agreement are absolute and unconditional.

The Company’s obligations with respect to the County Bonds are secured by the Company’s issuance of $50 million in first mortgage bonds (the “Company Bonds”) with identical principal amount, maturity and interest provisions as the County Bonds.  The Company Bonds are issued pursuant to a Supplemental Indenture dated October 1, 2004, to the Company’s existing first mortgage bond indenture among the Company and its first mortgage bond trustees.

The Loan Agreement, the Supplemental Indenture and other transaction documents contain standard representations, covenants and events of default for facilities of this type, including acceleration of indebtedness upon certain events of default.  Events of default under the Loan Agreement or other transaction documents include a failure to punctually make payments associated with County Bonds when due; a continuing failure or default regarding performance of applicable covenants, conditions or agreements in the Loan Agreement, the insurance agreement or other relevant transaction documents; any acceleration of payments with respect to the Company Bonds or other first mortgage bonds; and certain bankruptcy or insolvency-related conditions relating to the Company.

Item 9.01  Financial Statements and Exhibits

4.1.       Supplemental Indenture dated as of October 1, 2004 from Kentucky Utilities Company to U.S. Bank National Association and Richard Prokosch, as Trustees.

10.1      Loan Agreement dated October 1, 2004 between Kentucky Utilities Company and the County of Carroll, Kentucky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY UTILITIES COMPANY

Dated: October 22, 2004	BY:	/s/ S. Bradford Rives
S. Bradford Rives
Chief Financial Officer